Exhibit 4.11

PURCHASE AGREEMENT OF ACTIONS CELEBRATING ON THE ONE PART THE
C. JAVIER EDUARDO REV PEDRAZA, WHO IN THE SUCCESSIVE WILL BE DENOMINATED
"THE SELLER" V BY THE OTHER TOWER ONE WIRELESS CORP., REPRESENTED
IN THIS ACT BY C. MIGUEL ANGEL CARDONA B., TO WHOM SUCCESSIVE
IT WILL BE DENOMINATED "THE BUYER", WITH THE COMPARISON OF ENRIQUE
SANCHEZ HERNANDEZ, AT THE TENOR OF THE FOLLOWING:

BACKGROUND

I. COMERCIALIZADORA MEXMAKEN, S. A. DE C. V., was constituted according to the laws of the United Mexican States (hereinafter Mexico), as stated in the policy number
Four thousand nine hundred and seven dated September 9, 2015, granted by the Broker
Public number 74 of the Plaza of the City of Mexico, Mr. ALFREDO DOMIGUEZ
CASAS registered in the Public Registry of Commerce of Mexico City.

II. The parties enter into this Agreement for the purpose of "THE BUYER" by spelling it out
SELLER "20 (twenty) shares of the Company's fixed capital.

DECLARATIONS

I) DECLARES "THE BUYER", THROUGH ITS REPRESENTATIVE:

a) It is a specific company incorporated and existing in accordance with the legislation
Canadian under the name of TOWER ONE WIRELESS CORP.
c) That the powers of its representative have not been revoked or limited in as of the date of this instrument
d) That, for purposes of this Contract, it designates the Suite 600 - 535 suite as domicile,
Howe Street, Vancouver, BC, V6C2Z4, Canada.
e) That it is your desire to acquire THE SELLER shares of your property.
f) That he has sufficient resources to face the obligations that by means of ~
this Contract acquires.

II) DECLARES "THE SELLER" BY ITS OWN RIGHT: ~

a) To be Mexican, mayor of age, with full capacity to be bound in the terms of this contract.
b) That he is the only, legitimate owner and owner of 20 (Twenty) shares, nominative, common and released, fully subscribed and paid representative of fixed capital, Series "A" without value nominal, (in 10 successive called "THE ACTIONS"), representative of the 01% (One for cent), of the Company's share capital and that are protected in the Share Securities of
Shares of Series "A" No. 004, which are free of all and encumbrance, or of any other limitation of ownership, legal or contractual, that affects the rights in them incorporated or that prevents or limits its sale. It also states that the Shares have not side object of trust agreement or any deposit.
c) That for as! agree to your interests is your desire to sell "THE ACTIONS" to "EL
BUYER".
d) That, for the purposes of this Contract, the domicile located in the Ural Mountains
505, floor two, Colonia Lomas de Chapultepec, Mexico City, C.P. 11000

III ENRIQUE SANCHEZ HERNANDEZ, DECLARES THAT:

a) Expressly waive the right of the amount corresponding to the purchase of the actions reason for the present contract of sale.
b) Recognizes and gives full validity to this instrument and all documents resulting and necessary for this purchase to take full effect.
c) From this moment, it is obliged to sign the corporate documents that are necessary for the purpose of this Contract to have full effect.

IV) THE PARTIES, DECLARE THAT:

a) They have full powers and capacity to celebrate, grant, and comply with this
Contract, such as to carry out the operations contemplated in the.
b) This Contract is duly and validly entered into and granted by you and it constitutes a valid and binding agreement for them, enforceable according to their terms.
c) The celebration, granting and performance by you of this Contract, as well as the improvement of the operations contemplated in it and the fulfillment of its obligations according to each other:
i) They do not violate any legal provision, rules or regulations to which they are subject;
ii) Do not violate any order, sentence or decree that may be applicable to it; Y
iii) They are not in conflict with, or result in a breach under, any term or condition of their corporate documents, including their bylaws, or any Contract or instrument of which it is a party or under which it is bound. .
d) The aforementioned in the background of this Contract is correct and complete as of this date and do not omit facts, acts or circumstances that individually or as a whole could reasonably result in having an adverse effect on the other parties or on the celebration and perfection of this Contract, the improvement of the operations envisaged in the same or in the fulfillment of their obligations according to each other.
By virtue of the foregoing background and statements, and with the in ntion of the Parties of to be legally bound, are obliged according to the following:

CLAUSES

FIRST OBJECT. In this act "THE SELLER" sells and transfers the domain of 20
(Twenty) shares, of Series "A" (representative of fixed capital), of COMERCIALIZADORA
MEXMAKEN, S.A. DE C.V., to "THE BUYER", who buys and acquires it for sl, without reservation or limitation in your domain, free of any encumbrance, charge or any other limitation of ownership, so without prejudice to increase by some other act juridico, the shareholding derived from this instrument, will be in favor of "EL
BUYER "as follows:
SHAREHOLDER ACTIONS SERIES "A" PARTICIPATION
CAPITAL
TOWER ONE WIRELESS
CORP. 20 (Twenty shares) 1%

SECOND. ENDORSEMENT, DELIVERY AND REGISTRATION OF ACTIONS. Under the
Purchase "THE SELLER" in this act:
i) Endorsement in property in favor of "THE PURCHASER", the Provisional Certificate that covers "THE SHARES" of the Company object of the present sale.
ii) It undertakes to carry out the pertinent actions and that they are within its reach so that the
Company cancels the Share Securities of Series "A" (fixed capital), No. 004,
Issue the Definitive Title of Series "A" Shares, as well as to ensure that the delivery of them is carried out properly and in accordance with the agreed in the present agreement of wills.
iii) It is obliged to carry out the pertinent actions and that they are within its reach so that register "THE PURCHASER", in the Register of Shares of the Company. ~

THIRD. PRICE AND METHOD OF PAYMENT. The total price for the sale of "THE ACTIONS"
object of this Contract, is the sum of $ 20.00 (Twenty pesos 00/100 M.N.), amount that
"THE BUYER", delivers and pays in this act to "THE SELLER", serving the present instrument as the most effective and complete receipt that in law exists to accredit the payment mentioned.

QUARTER. EXPENSES. Each of the Parties will be responsible for covering all expenses costs and fees incurred as a result of the performance of this Agreement and the improvement of the operations contained therein.

FIFTH TAXES AND TAX OBLIGATIONS. All Taxes, rights or
contributions that are caused as a result of the instrumentation and compliance of the present Contract, will be in charge of the party that is responsible for covering them according to the legislation applicable to the subject.

SIXTH. ASSIGNMENT. Neither this Contract, nor any right, remedy, obligation or liability arising from this Contract or by reason of this, may be assigned by the Parties, without the prior written consent of the other Party, so that no assignment will release any of the Parties from any liability arising in the terms of this Contract.

SEVENTH. ADDITIONAL DOCUMENTS AND ACTS. The parties will celebrate and grant the instruments, and will carry out additional acts, which are necessary or appropriate for comply with the purpose of this Contract.

EIGHTH. MODIFICATIONS. No variation or modification to this Contract, nor renounce any of the terms and provisions of this, it will be considered valid unless written and signed by the Parties to this Contract.

NINTH. DISCLAIMERS No deficiency or delay of any of the parties in the exercise of any of the rights contained in this Contract, shall be understood as a waiver of them, nor to their individual or partial exercise will preclude the exercise of other or future rights.

TENTH. DIVISIBILITY. In the event that any provision of this Agreement is considered invalid or not enforceable, the remaining provisions of this Contract they will remain in force and have full effects.

ELEVENTH. NOTIFICATIONS AND ADDRESSES. All notices, demands, notifications, consents and reports referred to in this
Contract will be made in writing and will be delivered to the other Party by certified registered mail or by telefax with transmission confirmation, to the addresses that appear in the chapter of Declarations of this instrument.

TWELFTH. ABSENCE OF VICES OF CONSENT. The parts ~
they manifest that in the celebration of this Contract there are no vices of consent such as error, fraud, injury, violence or bad faith.

THIRTEENTH. RESCISSION. The cause of termination of this Contract, the delay or failure by "THE PURCHASER" to any of the clauses or obligations established in the present agreement of wills.

FOURTEEN. PARTICULAR NORM. This instrument constitutes the total and exclusive agreement between the parties regarding the matter here contemplated, replacing and leaving without legal effect to any other discussion or negotiation held orally or in writing prior to this date of celebration.

FIFTEEN FIFTH. JURISDICTION. For the interpretation and fulfillment of this Contract, the parties submit to the jurisdiction and jurisdiction of the Courts of the City of Mexico,
Federal District, waiving any jurisdiction that by their present or future domiciles, could correspond.

The perfectly understood parts of the content, scope, strength and vigor of each and every one of the clauses of this Contract, they sign it in duplicate, in Mexico City the
March 23, 2018.

“EL VENDEDOR”	“EL COMPRADOR”

JAVIER EDUARDO REY	TOWER ONE WIRELESS CORP.
PEDRAZA	Por: MIGUEL ANGEL CARDONA
B.

ENRIQUE SÁNCHEZ HERNÁNDEZ